FIRST AMENDMENT
                                        OF
                          AMERICAN ITALIAN PASTA COMPANY
                            1997 EQUITY INCENTIVE PLAN

           (Effective October 7, 1997 and as amended February 25, 1998)

                          -------------------------------

        The American Italian Pasta Company 1997 Equity Incentive Plan, as established as on October 7, 1997 is amended as follows, effective February 25, 1998:

                                        I.

             Section 2.8 is amended to read as follows:

        "2.8 "COMMITTEE," "PLAN COMMITTEE," and "MANAGEMENT COMMITTEE" each have the meanings set forth in Article 3.

                                        II.

             The first three sentences of Section 3.1 are deleted, and the following substituted therefor:

             Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan ("Plan Committee"). The Board or the Plan Committee may appoint a committee ("Management Committee") consisting of two or more members of the Board and delegate to such Management Committee such nonexclusive power and authority as such appointing entity deems appropriate, with respect to Awards to any employee of the Company or any Subsidiary below the rank of Vice President, subject to the terms of the Plan. Notwithstanding any delegation of authority to the Management Committee, in the event of any conflict between the Plan Committee and the Management Committee, the Plan Committee shall prevail. Any references herein to "Committee" are references to the Board, or the Plan Committee or the Management Committee, as applicable.

                                       III.

             A new subsection 4.1(f) is added, immediately following subsection 4.1(e), to read as follows:

        (f) Awards by Management Committee: The maximum aggregate number of shares that may be delivered pursuant to Awards granted by the Management Committee shall be 10,000, or such larger number as the Board or the Plan Committee may designate from time to time.

                                        IV.

             Except as amended herein, the Plan shall remain in full force and effect.